Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

February 16, 2024

Torrid Holdings Inc.

18501 East San Jose Avenue

City of Industry, CA 91748

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as counsel for Torrid Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (a) up to $600,000,000 aggregate offering amount of (i) shares of the Company’s common stock par value $0.01 per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) debt securities, which may be senior or subordinated (the “Debt Securities”), and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants” and, together with the Common Stock, Preferred Stock and the Debt Securities, the “Securities”); and (b) the resale of up to 90,000,000 shares of Common Stock by certain securityholders of the Company (the “Selling Securityholder Shares”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the registration of the Securities and (iii) the Registration Statement and the exhibits thereto.

You have also advised us that (i) the Debt Securities will be issued under that certain Indenture, dated February 16, 2024 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (“Trustee”) and (ii) the Warrants will be issued pursuant to one or more warrant agreements (including a form of certificate evidencing the Warrants) (each, a “Warrant Agreement”), by and between the Company and a bank or trust company named therein as the warrant agent (the “Warrant Agent”), in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein. Each of the Indenture and the Warrant Agreement shall be referred to herein as a “Governing Document.” The Trustee and each Warrant Agent and any other counterparty to a Governing Document shall be referred to herein as a “Governing Document Counterparty.”

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Torrid Holdings Inc.

February 16, 2024

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto, other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others.

We have also assumed that:

(i)

the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)	a prospectus supplement (the “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)

the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)

the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and the applicable Governing Document, as applicable;

(v)

the Securities offered, as well as the terms of the applicable Governing Document, do not violate any law applicable to the Company or result in default under, or breach of any, agreement or instrument binding upon the Company;

Torrid Holdings Inc.

February 16, 2024

(vi)

the Company will have obtained any legally required consents, approvals, authorization and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered;

(vii)

the Securities offered, as well as the terms of the Indenture, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(viii)

a definitive purchase, underwriting, sales agency or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(ix)

any Security issuable upon conversion, exchange or exercise of the Securities, as applicable, will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and

(x)	the Company will receive at least par value for the Securities issued, as applicable.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, and having regard for such legal considerations as we have deemed relevant, we advise you that:

1.

When the shares of Common Stock to be offered and sold by the Company have been duly authorized by appropriate corporate action of the Company and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.

When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

Torrid Holdings Inc.

February 16, 2024

3.

When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken by the Company to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indenture), (c) the applicable Indenture has been duly executed and delivered by duly authorized officers, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

When, as and if (a) any Warrants have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrant Agreement and the Warrants, (c) the Warrant Agreement has been duly executed and delivered by the Warrant Agent and the Company in accordance with such Company authorization, (d) Warrants with such terms have been duly executed, attested, issued and delivered by the Warrant Agent and/or duly authorized officers of the Company against payment in accordance with such Company authorization, the applicable Purchase Agreement, applicable Warrant Agreement and applicable law, and (e) the Debt Securities, Common Stock and Preferred Stock issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the Indenture, applicable law and the appropriate corporate or organizational action, such Warrants will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	The Selling Securityholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so-called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

Torrid Holdings Inc.

February 16, 2024

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as Trustee, Warrant Agent or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty will have at all times the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

Torrid Holdings Inc.

February 16, 2024

Our advice on every legal issue addressed in this opinion letter is based exclusively on the internal law of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Torrid Holdings Inc.

February 16, 2024

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP